Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Report”) of United States Natural Gas Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Nicholas D. Gerber, the Chief Executive Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 10, 2009	By:	/s/ Nicholas D. Gerber
	Name:	Nicholas D. Gerber
	Title:	Chief Executive Officer
United States Commodity Funds LLC,
General Partner of United States Natural Gas Fund, LP